EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated March 15, 2018, relating to our audit of the HopFed Bancorp, Inc. and subsidiaries’ (the “Company”) consolidated financial statements as of December 31, 2017 and for each of the years in the two year period ended December 31, 2017, which appears in this Annual Report on Form 10-K, in the Company’s following Registration Statements:

•	Registration Statement (No. 333-156652) on Form S-3,

•	Registration Statement (No. 333-189670) on Form S-8,

•	Registration Statement (No. 333-117956) on Form S-8, and

•	Registration Statement (No. 333-79391) on Form S-8.

/s/ Carr, Riggs & Ingram, LLC

Nashville, Tennessee
March 18, 2019